News Announcement

DIGIPLEX AGREES TO BE ACQUIRED BY CARMIKE CINEMAS
IN AN ALL-STOCK TRANSACTION

FISCAL 2014 Q3 REVENUE RISES 14.7% TO $10.1 MILLION

Theater Level Cash Flow Increases 30.4% to $1.5 Million

WESTFIELD, New Jersey (May 15, 2014) – Digital Cinema Destinations Corp. (NasdaqCM: DCIN) (Digiplex), a fast-growing motion picture exhibitor dedicated to transforming movie theaters into digital entertainment centers, today reported its fiscal 2014 third quarter financial results for the three-month period ended March 31,
2014. Separately, the Boards of Directors of both companies have approved a definitive agreement for Carmike to acquire Digiplex. The agreement is a stock-for-stock transaction in which Carmike will acquire 100% of Digiplex’s 7.93 million shares outstanding. Each Digiplex share will be exchanged for 0.1775 shares (subject to certain potential reductions) of Carmike common stock.

[PLEASE NOTE THAT DIGIPLEX MANAGEMENT IS NOT HOSTING A CALL OR WEBCAST TODAY AT 4:30 PM]

SUMMARY AND SUPPLEMENTARY FINANCIAL DATA
(unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
(in thousands)	2014	2013	2014	2013
Consolidated total revenue	$10,054	$8,765	$32,719	$19,982
Consolidated net loss	(1,194)	(2,151)	(3,928)	(4,047)

Consolidated theater level cash flow (1)	1,506	1,155	5,271	3,624
Adjusted EBITDA of Digital Cinema Destinations Corp. (1)	415	451	2,261	1,452

Theaters (period end)	20	18	20	18
Average screens	188	172	186	113
Average attendance per screen	4,362	4,697	15,554	16,327
Average admission per patron	$8.31	$8.17	$7.92	$7.78
Average concessions sales per patron	$3.59	$3.04	$3.27	$3.03
Total attendance (in thousands)	822	810	2,893	1,845

(1)
Theater level cash flow and adjusted EBITDA are supplemental non-GAAP financial measures. Reconciliations of these metrics to the net loss for the three and nine months ended March 31, 2014 and 2013 are included in the supplementary tables accompanying this news announcement.

Digiplex Chairman, Chief Executive Officer and Founder Bud Mayo commented, “We view this transaction as a complementary win-win for both organizations. Digiplex holders will benefit by receiving stock in one of the industry-leading exhibitors. David Passman, his fellow senior executives and their customer-centric, theatre-level teams have together orchestrated a fantastic, multi-year turnaround – both operationally and financially.”

 (financial tables follow)

DIGITAL CINEMA DESTINATIONS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2014	June 30, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,417	$3,607
Accounts receivable	842	697
Inventories	150	191
Deferred financing costs, current portion	357	357
Prepaid expenses and other current assets	895	1,444
Total current assets	6,661	6,296
Property and equipment, net	29,786	29,171
Goodwill	4,314	3,156
Intangible assets, net	5,401	6,186
Security deposit	189	205
Deferred financing costs, long term portion, net	962	1,225
Other assets	103	9
TOTAL ASSETS	$47,416	$46,248

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$2,086	$2,478
Accrued expenses and other current liabilities	2,616	3,964
Notes payable, current portion	1,718	1,373
Capital lease, current portion	245	121
Earn out from theater acquisitions	-	296
Deferred revenue	594	305
Total current liabilities	7,259	8,537
NONCURRENT LIABILITIES
Notes payable, long term portion	7,693	8,615
Capital lease, net of current position	575	239
Unfavorable leasehold liability, long term portion	132	159
Deferred rent expense	707	407
Deferred tax liability	210	199
TOTAL LIABILITIES	16,576	18,156

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred Stock, $.01 par value: 10,000,000 shares authorized as of March 31, 2014 and June 30, 2013, 6 shares of Series B Preferred Stock issued and outstanding as of March 31, 2014 and June 30, 2013, respectively	-	-
Class A Common stock, $.01 par value, 20,00,000 shares authorized; and 7,214,073 and 5,511,938 shares issued and outstanding as of March 31, 2014 and June 30, 2013, respectively	72	55
Class B Common stock, $.01 par value, 9,00,000 shares authorized; 849,000 and 865,000 shares issued and outstanding as of March 31, 2014 and June 30, 2013, respectively	9	9
Additional paid-in capital	33,819	25,816
Accumulated deficit	(9,874)	(7,049)
TOTAL STOCKHOLDERS’ EQUITY OF DIGITAL CINEMA DESTINATIONS CORP.	24,026	18,831
Noncontrolling interest	8,618	9,261
Treasury stock, 361,599 shares	(1,804)	-
Total equity	30,840	28,092
TOTAL LIABILITIES AND EQUITY	$47,416	$46,248

DIGITAL CINEMA DESTINATIONS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
REVENUES
Admissions	$6,662	$5,985	$22,009	$13,728
Concessions	2,951	2,461	9,455	5,586
Other	441	319	1,255	668
Total revenues	10,054	8,765	32,719	19,982
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COSTS AND EXPENSES
Cost of operations:
Film rent expense	3,205	2,824	10,920	6,637
Cost of concessions	451	413	1,634	895
Salaries and wages	1,239	1,155	3,986	2,378
Facility lease expense	1,523	1,514	4,653	2,847
Utilities and other	2,227	1,868	6,501	3,794
General and administrative	1,509	1,365	4,175	3,311
Change in fair value of earnout	-	(79)	54	(79)
Gain on sale of theater	(950)	-	(950)	-
Depreciation and amortization	1,565	1,439	4,279	3,385
Total costs and expenses	10,769	10,499	35,252	23,168
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OPERATING LOSS	(715)	(1,734)	(2,533)	(3,186)
OTHER EXPENSE
Interest expense	(345)	(326)	(1,044)	(620)
Non-cash interest expense	(71)	(75)	(223)	(153)
Other expense	(41)	(38)	(88)	(46)
LOSS BEFORE INCOME TAXES	(1,172)	(2,173)	(3,888)	(4,005)
Income tax expense	22	(22)	40	42
NET LOSS	$(1,194)	$(2,151)	$(3,928)	$(4,047)
Net loss attributable to non-controlling interest	419	620	1,078	713
Net loss attributable to Digital Cinema Destinations Corp.	$(775)	$(1,531)	$(2,850)	$(3,334)
Preferred stock dividends	(5)	(5)	(15)	(11)
Net loss attributable to common stockholders	$(780)	$(1,536)	$(2,865)	$(3,345)
Net loss per Class A and Class B common share – basic and diluted attributable to common stockholders	$(0.10)	$(0.25)	$(0.39)	$(0.59)
Weighted average common shares outstanding	7,931,270	6,065,265	7,313,618	5,663,016

SUPPLEMENTARY NON-GAAP RECONCILIATION
OFO OF THEATER LEVEL CASH FLOW
(Unaudited) ($ in thousands)

	Three months ended		Nine months ended
	March 31,		March 31,
	2014	2013	2014	2013
Net loss	$(1,194)	$(2,151)	$(3,928)	$(4,047)
Add back:
General and administrative (1)	1,509	1,365	4,175	3,311
Depreciation and amortization	1,565	1,439	4,279	3,385
Income tax expense	22	(22)	40	42
Interest expense	416	401	1,267	773
Other expense	41	38	88	46
Deferred rent expense (5)	97	85	300	114
Less:
Gain on sale of theater	(950)	-	(950)	-
Consolidated TLCF	$1,506	$1,155	$5,271	$3,264

SUPPLEMENTARY NON-GAAP RECONCILIATION
OFO OF ADJUSTED EBITDA
(Unaudited) ($ in thousands)

	Three months ended		Nine months ended
	March 31,		March 31,
	2014	2013	2014	2013
Net loss	$(1,194)	$(2,151)	$(3,928)	$(4,047)
Add back:
Depreciation and amortization	1,565	1,439	4,279	3,385
Interest expense	416	401	1,267	773
Income tax expense	22	(22)	40	42
Other expense	41	38	88	46
Deferred rent expense (5)	97	85	300	200
Stock-based compensation (2)	133	79	494	148
Non-recurring organizational and M&A-related professional fees (3)	104	315	110	552
Management fees (4)	245	203	805	255
Start Media's share of Adjusted EBITDA	(64)	64	(244)	98
Less:
Gain on sale of theater	(950)	-	(950)	-
Adjusted EBITDA of Digital Cinema Destinations Corp.	$415	$451	$2,261	$1,452

(1) TLCF is intended to be a measure of theater profitability. Therefore, our corporate general and administrative expenses have been excluded.
(2) Represents the fair value of shares of Class A common stock and restricted stock awards issued to employees and non-employees for services rendered. As these are non-cash charges, we believe that it is appropriate to show Adjusted EBITDA excluding this item.
(3) Primarily represents professional fees incurred in connection with start-up activities, the creation of acquisition template documents that will be used by us for future transactions, and certain other costs related to our acquisition strategy. Since we intend to acquire additional theaters, we have laid the groundwork for our acquisition program and we expect to incur reduced legal fees in connection with future acquisitions. We therefore believe that it is appropriate to exclude these items from Adjusted EBITDA.
(4) To add back management fees to Digiplex from JV.
(5) Represents non-cash deferred rent expense which is included in our facility lease expense in the consolidated statements of operations.  As these are non-cash changes, we believe it is appropriate to show TLCF and Adjusted EBITDA excluding this item.

Disclosure Regarding Forward-Looking Statements
This press release and other written or oral statements made by or on behalf of Digital Cinemas Destination Corp. may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Risk factors are disclosed in our Form 10-K for the year ended June 30, 2013 under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

About Digital Cinema Destinations Corp. (www.digiplexdest.com)
Digital Cinema Destinations Corp. (NasdaqCM: DCIN) is Digiplex Destinations, a fast-growing theatrical exhibitor dedicated to transforming its movie theaters into interactive digital entertainment centers featuring ‘something for everyone.’ The Company provides consumers with uniquely satisfying experiences combining state-of-the-art technology with engaging, dynamic content that far transcends traditional cinematic fare. Digiplex customers enjoy live opera, ballet, Broadway shows, sports events, concerts and, on an ongoing basis, the very best major motion pictures. You can connect with Digiplex via Facebook, Twitter, YouTube and Blogger.

Additional Information and Where to Find it

In connection with the proposed transaction, Carmike will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”).  DIGIPLEX STOCKHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.  The final proxy statement/prospectus will be mailed to stockholders of Digiplex. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, or by directing a request to Digiplex at 250 East Broad Street, Westfield, New Jersey, 07090 or (908) 396-1360.  In addition, investors and security holders may access copies of the documents filed with the SEC by Carmike on its web site at www.carmike.com or Digiplex on its web site at http://digiplexdest.com, when they become available.

Participants in Solicitation

Carmike, Digiplex and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction.  Information concerning Carmike’s participants is set forth in the proxy statement dated April 18, 2014 for Carmike’s 2014 annual meeting of shareholders as filed with the SEC on Schedule 14A.  Information concerning Digiplex’s participants is set forth in the proxy statement dated October 25, 2013 for Digiplex’s 2013 annual meeting of stockholders as filed with the SEC on Schedule 14A.  Additional information regarding the interests of participants of Carmike and Digiplex in the solicitation of proxies in respect of the proposed transaction will be included in the registration statement and proxy statement/prospectus contained therein, to be filed with the SEC.

Contacts: Bud Mayo, Chairman/CEO Digital Cinema Destinations Corp. 908/396-1362 or bmayo@digiplexdest.com	Robert Rinderman or Jennifer Neuman JCIR 212/835-8500 or DCIN@jcir.com

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